CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-80061 on Form N-1A of our report dated November 17, 2005, relating to the financial statements and financial highlights of Merrill Lynch Global Financial Services Fund, Inc. (the “Fund”) (to be renamed BlackRock Global Financial Services Fund, Inc.) and of our report dated November 17, 2005, relating to the financial statements and financial highlights of Global Financial Services Portfolio of Global Financial Services Master Trust (the “Trust”), both appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the Trust for the year ended September 30, 2005, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/  Deloitte & Touche LLP

Princeton, New Jersey

September 25, 2006